PAULA S. MORELLI, CPA P.C.

21 MARTHA STREET

FREEPORT, NY  11520

(516) 378-4258

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors

Bibb Corporation

I consent to the inclusion in this Form S-1 of my report relating to the financial statements of Bibb Corporation at December 31, 2012 and December 31, 2011 and for the period January 11, 2011(inception) to December 31, 2012 and to the use of my name as “Expert”.

/s/ Paula S. Morelli CPA

Paula S. Morelli CPA

Freeport, New York

April 23, 2013